REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Board of Trustees and Shareholders
AdvisorOne Funds
Omaha, Nebraska


In planning and performing our audits of the financial statements of the Amerigo Fund, the Clermont Fund, the Berolina Fund, the Descartes Fund and the Liahona Fund, each a series of shares of AdvisorOne Funds
(the Funds) for the year or periods ended April 30, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the
Funds internal control over financial reporting.   Accordingly,
we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimatesand judgments by management are required to assess the expected benefits and
related costs of controls.   A companys internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in
the United States of America.   Such internalcontrol includes
policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial
reporting may not prevent or detect misstatements.   Also,
projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or
detect misstatements on a timely basis.   A significant deficiency is
a control deficiency, or combination of control deficiencies, that adversely affects the companys ability to initiate,
authorize, record, process or report financial data reliably in accordance with accounting principles generally accepted in the United States of America such that there is more than a
remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential
will not be prevented or detected.   A material weakness is a
significant deficiency,or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.




Board of Trustees and Shareholders
AdvisorOne Funds
Page Two





Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficienciesor material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).   However, we noted no deficiencies
in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of April 30, 2007.

This report is intended solely for the information and use of management, Shareholdersand Board of Trustees of AdvisorOne Funds and the Securities and Exchange Commission,and is not intended to be and should not be used by anyone other than these specified parties.





TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 22, 2007